EXHIBIT 5.1

Baker & Hostetler LLP direct dial: 407-649-4000

February 15, 2022

LightPath Technologies, Inc. 2603 Challenger Tech Court, Suite 100 Orlando, Florida 32826

Ladies and Gentlemen:

We have acted as counsel to LightPath Technologies, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as may be amended or supplemented from time to time, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issuance and sale by the Company of up to $75,800,000 offering price of (i) shares of Class A common stock, par value $0.01 per share (the “Common Stock”), (ii) warrants for the purchase of shares of Common Stock (the “Warrants”), and (iii) units consisting of one or more of the Company’s Common Stock or Warrants, or any combination of those securities (“Units”). The Common Stock, Warrants, and Units are collectively referred to herein as the “Securities.”

We have also acted as counsel to the Company in connection with the sale through A.G.P./Alliance Global Partners, as the sales agent (the “Sales Agent”), from time to time by the Company of shares of Common Stock (the “Sales Agreement Shares”) having an aggregate offering price of up to $25,200,000 pursuant to the Registration Statement, the Base Prospectus, and the related prospectus for the sale of the Sales Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus, collectively, the “Sales Agreement Prospectus”), and that certain Sales Agreement dated as of February 15, 2022 by and between the Sales Agent and the Company (the “Sales Agreement”).

In connection with the opinion expressed herein, we have examined and relied upon copies of such documents, records, instruments, agreements, and such matters of fact and law as we have deemed relevant or necessary for purposes of this opinion, including, without limitation: (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Sales Agreement Prospectus, (iv) the Sales Agreement, (iv) the Company’s Certificate of Incorporation, as amended to date, (v) the Company’s Amended and Restated Bylaws of the Company, as amended to date, and (vi) records of meetings and consents of the Board of Directors (the “Board”) of the Company provided to us by the Company. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original documents of all documents submitted to us as certified, facsimile, or other copies and the authenticity of all such documents, the accuracy, completeness, and authenticity of certificates of public officials, and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents. As to questions of fact material to this opinion, we have relied exclusively, without independent investigation or verification, upon the above-described documents and on certain representations of certain officers of the Company.

LightPath Technologies, Inc.

February 15, 2022

Based on the foregoing, and subject to further limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

1.

With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance of the shares of Common Stock the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase, or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the warrant agreement, then the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

With respect to Units, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters and (b) such Units and agreements relating to the Units have been duly executed and delivered in accordance with the terms thereof, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to the Sales Agreement Shares offered under the Sales Agreement Prospectus and pursuant to the Sales Agreement, when (i) the Sales Agreement Prospectus has been delivered and filed as required by such laws; (ii) the Board has taken all necessary corporate action to authorize the issuance of the Sales Agreement Shares and related matters; and (iii) the certificates for the Sales Agreement Shares have been duly executed by the Company, countersigned by the transfer agent therefor (or non-certificated shares of the Sales Agreement Shares shall have been properly issued) and duly delivered against payment therefor in accordance with the Sales Agreement, then the Sales Agreement Shares will be validly issued, fully paid and nonassessable.

LightPath Technologies, Inc.

February 15, 2022

We are opining solely on all applicable statutory provisions of the General Corporation Law of the State of Delaware, including the rules and regulations underlying those provisions, and we do not express any opinion as to the laws of any other jurisdiction.

In addition, the foregoing opinions are qualified to the extent that (i) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice, and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (ii) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the matters addressed herein and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Company. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Sales Agreement Shares, the Registration Statement, the Base Prospectus, or the Sales Agreement Prospectus. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & Hostetler LLP Baker & Hostetler LLP